                                                                   Exhibit 10.11


SYNTA PHARMACEUTICALS CORP. HAS REQUESTED THAT THE MARKED PORTIONS OF THIS DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

[*] DENOTES WHERE CONFIDENTIAL MATERIALS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



                            ASSET PURCHASE AGREEMENT

     Asset Purchase Agreement dated as of December 17, 2003, by and among SYNTA PHARMACEUTICALS CORP., a Delaware corporation ("Buyer"), CANCER GENOMICS, INC., a Delaware corporation ("CG"), KAVA PHARMACEUTICALS, INC., a Delaware corporation ("Kava"), SINGLEPIXEL BIOMEDICAL, INC., a Delaware corporation ("SinglePixel"; CG, Kava and SinglePixel shall singly and collectively be referred to herein as a "Seller" or "Sellers") and CMAC, LLC, a Delaware limited liability company ("Stockholder").

     This Agreement sets forth the terms and conditions upon which the Buyer will purchase from the Sellers, and Sellers (each severally and not jointly) will sell to the Buyer, all the assets of such Sellers (other than the Retained Assets, as hereinafter defined) and the business and goodwill of the Sellers as a going concern, subject to those liabilities of the Sellers which are specifically hereinafter described, for the consideration provided herein.

     In all instances, except where otherwise provided, each Seller's rights and obligations hereunder shall be deemed several and not joint among the Sellers.

     In consideration of the foregoing, the mutual representations, warranties and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.1 DEFINITIONS. For the purposes of this Agreement, all capitalized words or expressions used in this Agreement shall have the meanings specified in this
Article I (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "AFFILIATE" means when used with respect to any Person, if such Person is a corporation, any officer or director thereof and any Person which is, directly or indirectly, the beneficial owner (by itself or as part of any group) of more than fifty percent (50%) of any class of any Equity Security thereof, and, if such beneficial owner is a partnership, any general or limited partner thereof, or if such beneficial owner is a corporation, any Person controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control relationship.

     "AGREEMENT" means this Asset Purchase Agreement (together with all Exhibits and Schedules hereto) as in effect from time to time.

     "BUSINESS DAY" means any day, excluding Saturday, Sunday and any other day on which commercial banks in Boston, Massachusetts are authorized or required by law to close.

                                        1
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     "CHARTER" means the Certificate of Incorporation, Articles of Incorporation
or Organization or other organizational document of a corporation, as amended and restated through the date hereof.

     "CLAIM" means an action, suit, proceeding, hearing, investigation, litigation, charge, complaint, claim or demand.

     "CODE" means the Internal Revenue Code of 1986, and the regulations, rulings, and court decisions in respect thereof, all as the same shall be in effect at the time.

     "COMMISSION" means the Securities and Exchange Commission and any other similar or successor agency of the federal government administering the Securities Act or the Exchange Act.

     "ENVIRONMENTAL ACTION" means any administrative, regulatory or judicial action, suit, demand, claim, notice of non-compliance or violation, investigation, request for information, proceeding, consent order or consent agreement relating in any way to any Environmental Law or any Environmental Permit.

     "ENVIRONMENTAL LAW" means any applicable federal, state or local law, statute, rule, regulation, or ordinance relating to the environment, human health or safety from pollution or other environmental degradation or Hazardous Materials.

     "EQUITY SECURITY" shall have the meaning given to such term in Section 3(a)(ii) of the Exchange Act.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and any similar or successor federal statute, and the rules, regulations and interpretations thereunder, all as the same shall be in effect at the time.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, and the rules and regulations and interpretations of the Commission thereunder, all as the same shall be in effect at the time.

     "GAAP" means generally accepted accounting principles, consistently applied.

     "LIEN" means, with respect to any asset, any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, restriction, adverse claim by a third party, title defect or encumbrance of any kind.

     "MATERIAL ADVERSE EFFECT" means a material adverse impact or effect on the assets of a Seller or of the Buyer, as the case may be.

     "OFFICER'S CERTIFICATE" means a certificate signed in the name of a corporation by its President, Chief Executive Officer, Treasurer, Chief Financial Officer, or, if so specified, the Secretary, acting in his or her official capacity.

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     "PERSON" means any individual, firm, partnership, association, trust, corporation, limited liability company, governmental body or other entity.

     "PURCHASE DOCUMENTS" means this Agreement, the Non-Competition Agreements, the Bills of Sale, the Instruments of Assumption, the Patent Assignments, the Kava Pharmaceutical License Agreement and any other certificate, document, instrument, stock power, or agreement executed in connection therewith.

     "SECURITIES ACT" means the Securities Act of 1933 and the rules, regulations and interpretations of the Commission thereunder, all as the same shall be in effect at the time.

     "SUBSIDIARY" means, with respect to any Person, any corporation, association or other entity of which such Person owns at least a majority in interest of the outstanding capital stock or other Equity Securities having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors, managers or trustees thereof.

     "TAX" means any federal, state, local or foreign tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "TO STOCKHOLDER'S KNOWLEDGE", "KNOWN TO STOCKHOLDER", "TO THE KNOWLEDGE OF THE STOCKHOLDER" and words of similar import means the actual knowledge of any of Michael R.L. Astor, Joel W. McCleary, Nicholas N. Noon and Todd A. Klibansky as of the date hereof.

     "VALID CLAIM" shall mean a claim in an issued, unexpired patent or in a pending patent application within the Kava Patents, Single Pixel Patents or CG Patents that (a) has not been finally cancelled, withdrawn, abandoned or rejected by any administrative agency or other body of competent jurisdiction,
(b) has not been revoked, held invalid, or declared unpatentable or unenforceable in a decision of a court or other body of competent jurisdiction that is unappealable or uappealed within the time allowed for appeal, (c) has not been rendered unenforceable through disclaimer or otherwise, (d) is not lost through an interference proceeding or (e) to the extent pending, has not been pending for longer than five (5) years from the filing date of the earliest patent application from which the pending application claims priority, provided that subsequent to such five (5) year period, if the pending claim is issued as a claim of an issued and unexpired patent within the Kava Patents, Single Pixel Patents or CG Patents, such claim shall be considered thereafter as a Valid Claim hereunder.

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     The following terms are defined in the following Sections of this
Agreement:

   Term                                              Section
   ----                                              -------
   Agreement                                         Recitals
   Assumed Liabilities                               2.1
   Bills of Sale                                     2.8
   Business                                          2.1
   Buyer                                             Recitals
   Closing                                           2.7
   Closing Date                                      2.7
   Seller Financial Statements                       3.4
   Gross Revenues                                    2.5(b)
   Indemnifying Party                                8.5
   Instruments of Assumption                         2.9
   Losses                                            8.2
   Necessary Permits                                 3.13
   Non-Competition Agreements                        6.1
   Patent Assignment                                 6.1
   Plan                                              3.15(a)
   Purchased Assets                                  2.1
   Purchase Price                                    2.2
   Retained Assets                                   2.2
   Retained Liabilities                              2.4
   Stockholder                                       Recitals

                                   ARTICLE II

                           PURCHASE AND SALE OF ASSETS

     2.1 PURCHASE OF ASSETS. Upon the terms and subject to the conditions contained in this Agreement, at the Closing (as defined in Section 2.7 below), each Seller shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase, acquire and accept from each Seller, the business of the respective Sellers as a going concern (the "Business"), including all of the Sellers' assets of every kind and description as set forth on SCHEDULE 2.1 hereto (the "Purchased Assets") (other than those assets included in the Retained Assets as defined in Section 2.2 below), and subject only to the liabilities and obligations of the Sellers which are defined in Section 2.3 (the "Assumed Liabilities"). The Purchased Assets include, without limitation, all assets, rights, interests and properties of the Sellers (other than those assets included in the Retained Assets as defined in Section 2.2).

     2.2 RETAINED ASSETS. The Sellers will each retain ownership only of such Seller's cash and cash equivalents on hand and in banks, minute and stock record books, journals, ledgers and books of original entry and such Seller's rights under the Purchase Documents (collectively, the "Retained Assets").

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     2.3  ASSUMED LIABILITIES. The Buyer shall assume and agree to pay, perform and discharge the Assumed Liabilities, and will pay, perform and discharge the Assumed Liabilities as they become due. The Assumed Liabilities shall consist of the liabilities of the Sellers listed on SCHEDULE 2.3 attached hereto.

     2.4 RETAINED LIABILITIES. The liabilities and obligations which shall be retained by each of the Sellers (the "Retained Liabilities") shall consist of all liabilities of such Seller other than Assumed Liabilities, including, without limitation, the following:

          (a) all liabilities of each Seller relating to indebtedness for borrowed money whether or not such liabilities are reflected on the Seller Financial Statements;

          (b) all liabilities of each Seller or the Stockholder resulting from, constituting or relating to a breach of any of the representations, warranties, covenants or agreements of the such Seller or the Stockholder under this Agreement;

          (c) all liabilities of each Seller for Taxes, including any gain and income from the sale of the Assets and other transactions contemplated herein;

          (d) all liabilities for all environmental, ecological, health, safety, products liability (except as specifically referred to herein) or other claims pertaining to the Business or the Purchased Assets which relate to time periods or events occurring on or prior to the Closing Date;

          (e) all liabilities of each Seller arising in connection with its operations unrelated to the Business and all liabilities (including any liability pursuant to any claim, litigation or proceeding) in connection with the operation of the Business prior to the Closing except as otherwise specifically provided herein and any liability of such Seller based on its tortuous or illegal conduct;

          (f) any liability or obligation incurred by each Seller in connection with the negotiation, execution or performance of this Agreement, including, without limitation, all legal, accounting, brokers', finders' and other professional fees and expenses;

          (g)  all liabilities incurred by each Seller after the Closing Date;

          (h) all liabilities or obligations associated with a Seller's employees, including but not limited to any liability or obligation under or with respect to any collective bargaining agreement, employment agreement, unemployment or workers' compensation laws, or any liability or obligation arising from the decision of Buyer not to offer employment to any such employees; and

          (i) all liabilities and obligations arising out of, resulting from, or relating to any employee benefit plan, program, or arrangement maintained or contributed to by each Seller, or any entity which is or has been aggregated with such Seller for purposes of section 414 of the Code or section 4001 of ERISA.

     2.5 PURCHASE PRICE. Upon the terms and subject to the conditions contained in this Agreement, and in consideration of the sale, assignment, transfer and delivery of the Purchased Assets and covenants not to compete received from the Sellers and the Stockholder, Buyer will issue to the Sellers an aggregate of 553,344 shares of the Buyer's common stock, par value $0.0001 per share ("Common Stock" and the "Consideration Shares", and together with the adjustments set forth below, the "Purchase Price"). The Consideration Shares shall be apportioned among the Sellers as follows: 25% to CG, 50% to Kava and 25% to SinglePixel. Delivery of stock certificates representing the Consideration Shares shall be made to each of the Sellers at the Closing. The parties agree that the Purchase Price represents fair consideration and reasonably equivalent value for the Purchased Assets.

          (a) ADJUSTMENTS FOR MILESTONES. Buyer shall make a one-time only payment:

               (i) to Kava, or any of its assignees, of [*] payable in either cash or shares of the Buyer's Common Stock (at the discretion of the Buyer and, if such payment is in Common Stock, valued at the then current fair market value of the Common Stock) in a single payment by wire transfer or delivery of shares of Common Stock to an account designated in writing by Kava, or any of its assignees, to Buyer within sixty (60) days of the commencement by Buyer of a Phase III (or other pivotal) clinical trial for any drug candidate, the manufacture, use or sale of which infringes one or more Valid Claims of the Kava Patents (a "Kava Drug Candidate"). For purposes of this Agreement, "Kava Patents" shall mean any and all patent filings assigned to Kava or to which Kava has or will have any right, title or interest, including the issued patents and pending patent applications under the Kava IP (as defined in SCHEDULE 2.1), and all non-provisionals, divisionals, continuations, continuations-in-part and all patents issuing on any of the foregoing, and all foreign counterparts thereof; together with all registrations, reissues, re-examinations, supplemental protection certificates and extensions thereof and all foreign counterparts thereof. In the event that Buyer commences a Phase III (or other pivotal) clinical trial for a drug candidate, the manufacture, use of sale of which does not infringe one or more Valid Claims of the Kava Patents at the time of the commencement of such clinical trial but the manufacture, use or sale of which later infringes one or more Valid Claims of the Kava Patents, then Buyer shall make such one-time only payment under this subsection (i) of Section 2.5(a) within sixty (60) days of the drug candidate becoming a Kava Drug Candidate under this Agreement; and

               (ii) to SinglePixel, or any of its assignees, [*] payable in either cash or shares of the Buyer's Common Stock (at the discretion of the Buyer and, if such payment is in Common Stock, valued at the then current fair market value of the Common Stock) in a single payment by wire transfer or delivery of shares of Common Stock to an account designated in writing by SinglePixel, or any of its assignees, to Buyer within sixty
     (60) days of the receipt by Buyer of approval by the Federal Drug Administration of any SinglePixel diagnostic product, the

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     manufacture, use or sale of which infringes one or more Valid Claims of the
     SinglePixel Patents (a "SinglePixel Product"). For purposes of this Agreement, "SinglePixel Patents" shall mean any and all patent filings assigned to SinglePixel or to which SinglePixel has or will have any right, title or interest, including the issued patents and pending patent applications identified under the SinglePixel IP (as defined in SCHEDULE 2.1), and all non-provisionals, divisionals, continuations, continuations-in-part and all patents issuing on any of the foregoing, and all foreign counterparts thereof; together with all registrations, reissues, re-examinations, supplemental protection certificates and extensions thereof. In the event that Buyer receives approval by the Federal Drug Administration of any SinglePixel diagnostic product, the manufacture, use or sale of which does not infringes one or more Valid Claims of the SinglePixel Patents at the time of receipt of such approval but the manufacture, use or sale of which later infringes one or more Valid Claims of the SinglePixel Patents, then Buyer shall make such one-time only payment under this subsection (ii) of Section 2.5(a) within sixty (60) days of the SinglePixel diagnostic product becoming a SinglePixel Product under this Agreement. For purposes of this Section 2.5, the term "diagnostic product" means any product which is intended to predict, detect or identify a disease, determine the presence of a pathologic condition or monitor the course of disease or therapy in humans or other animals.

               (b) ROYALTIES FOR CERTAIN PATENTS. In the event that Buyer obtains revenue or other measurable economic benefit ("Gross Revenues") from products or services covered by a Valid Claim in any Kava Patent or CG Patent (the "Kava Products", and the "CG Products", respectively), Buyer shall pay to Kava or CG, or any of their assignees, as the case may be, a percentage of the Gross Revenues received by Buyer or such licensee from sales of such Kava Product or CG Product as follows: (i) [*]% of Gross Revenues of the Kava Product, and (ii) [*]% of Gross Revenues of the CG Product. The amount of such Gross Revenues shall be proportionately adjusted to reflect the exclusion of the contribution of ingredients or components not directly related to the Kava Product and/or CG Product, but in no case less than [*]% of the rates specified above. Any payments by Buyer pursuant to this subsection shall be made by cash or check within ninety (90) days of the end of each fiscal year of Buyer in which any applicable sale is made. The obligations under this section shall continue on a country-by-country basis until the later of (1) the expiration date, as such date may be modified or extended, of the last-to-expire patent of the relevant Kava IP or CG IP (as the case may be) in such country, or (2) ten (10) years from first commercial sale of the Kava Product or CG Product. For purposes of this Section 2.5, "CG Patents" shall mean any and all patent filings assigned to CG or to which CG has or will have any right, title or interest, including the issued patents and pending patent applications identified under the CG IP (as defined in SCHEDULE 2.1), and all non-provisionals, divisionals, continuations, continuations-in-part; and all patents issuing on any of the foregoing, and all foreign counterparts thereof; together with all registrations, reissues, re-examinations, supplemental protection certificates and extensions thereof.

          (c) THIRD PARTY ROYALTY OFFSET. In the event that in any royalty period, Buyer, in order to sell any Kava Product or CG Product in any country, makes royalty payments to one or more third parties ("Third Party Payments") as consideration for a license to an issued patent or patents owned by such third party(ies), in the absence of which the Kava Product or CG Product could not legally be made, used or sold in such country, then Buyer shall have the right

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to reduce the royalties otherwise due pursuant to Section 2.5(b) above for such Kava Product or CG Product by [*]% of such Third Party Payments. Notwithstanding the foregoing, such reductions under this subsection (c) shall in no event reduce such royalty for such Kava Product or CG Product in any such country to less than [*]% of the rates otherwise specified above.

     2.6 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Purchased Assets and the covenants not to compete received from the Sellers and the Stockholder as set forth in SCHEDULE 2.6 attached hereto. The Sellers and Buyer shall be bound by such allocation for all purposes and to account for and report the purchase and sale contemplated hereby for all financial, accounting and Tax purposes in accordance with such allocation.

     2.7 TIME AND PLACE OF CLOSING. The closing of the transactions described in Sections 2.1 through 2.6 above (the "Closing") shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., at 11:00 a.m. on January 9, 2004, or at such other place or time as the parties hereto may agree. The date and time at which the Closing actually occurs is hereinafter referred to as the "Closing Date."

     2.8 EXECUTION AND DELIVERY OF DOCUMENTS OF TITLE BY THE SELLERS. At the Closing, each Seller shall execute and deliver to Buyer the form of Bill of Sale attached hereto as EXHIBIT A and such deeds, conveyances, bills of sale, certificates of title, assignments, assurances and other instruments and documents as Buyer may reasonably request in order to effect the sale, conveyance, and transfer of the Purchased Assets from the Sellers to the Buyer. Such instruments and documents shall be sufficient to convey to Buyer good and merchantable title in all of the Purchased Assets. Each Seller will, from time to time after the Closing Date, take such additional actions and execute and deliver such further documents as Buyer may reasonably request in order more effectively to sell, transfer and convey the Purchased Assets to Buyer and to place Buyer in position to operate and control all of the Purchased Assets.

     2.9 EXECUTION AND DELIVERY OF DOCUMENTS BY BUYER. At the Closing, Buyer shall execute and deliver to each Seller an Instrument of Assumption in the form attached hereto as EXHIBIT B, and such other documents as the Sellers may reasonably request in order to evidence Buyer's assumption of the Assumed Liabilities. Buyer will, from time to time after the Closing Date, take such additional action and deliver such further documents as the Sellers may reasonably request in order effectively to assume the Assumed Liabilities.

     2.10 CONSENT TO ASSIGNMENT. Upon the terms, and subject to the conditions set forth in this Agreement, each Seller hereby assigns to the Buyer all of the Purchased Assets which are capable of assignment without the consent of other parties.

     Insofar as any Purchased Asset is not assignable to the Buyer without the agreement of or novation by or consent to the assignment from another party and no such agreement, novation or consent has been obtained by such Seller on or prior to Closing Date, this Agreement shall not constitute an assignment or attempted assignment if such assignment or attempted assignment would constitute a breach of Seller's obligations related to such Purchased Asset. In the event that consent or novation is required to such assignment:

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          (a)  the Seller shall use all reasonable endeavors to cooperate with the Buyer in its efforts to procure such novation or assignment as aforesaid. The reasonable costs of any such novation or assignment shall be paid by the Buyer;

          (b) unless and until any such Purchased Asset shall be novated or assigned as aforesaid the Seller shall hold such Purchased Asset and any moneys, goods or other benefits received thereunder as agent of the Buyer and the Buyer shall (if such sub-contracting is permissible and lawful under such Purchased Asset in question) as the Seller's sub-contractor perform all the obligations of the Seller under such Purchased Asset;

          (c) unless and until any such Purchased Asset shall be novated or assigned, the Seller will (so far as it lawfully may) give such assistance to the Buyer (and at the Buyer's cost) as the Buyer may reasonably require to enable the Buyer to enforce its rights under such Purchased Asset and (without limitation) will provide access to all relevant books, documents and other information in relation to such Purchased Asset as the Buyer may reasonably require from time to time.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                       OF THE SELLERS AND THE STOCKHOLDER

     Each Seller and the Stockholder each hereby represents and warrants to Buyer as follows:

     3.1 ORGANIZATION AND QUALIFICATION. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Stockholder is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Stockholder and each Seller have full power and authority to own, use and lease their properties and to conduct their business as currently conducted and as proposed to be conducted. The copies of the Stockholder's operating agreement, as amended to date and certified by an officer of the Stockholder and delivered to Buyer's counsel prior to the Closing, is true, complete and correct. The copies of each Seller's Charter and By-Laws, as amended to date, in each case certified by their respective Secretaries and delivered to Buyer's counsel prior to the Closing, are true, complete and correct.

     3.2 AUTHORITY; NO VIOLATION. Each Seller and the Stockholder has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each Seller and the Stockholder have been duly and validly authorized and approved by all necessary corporate action. This Agreement constitutes the legal and binding obligation of each Seller and the Stockholder, enforceable against each of them in accordance with its terms. The entering into of this Agreement by the Stockholder and each Seller does not, and the consummation by such Seller and the Stockholder of the transactions contemplated hereby, including specifically the transfer of the Purchased Assets to Buyer by such Seller, will not violate the provisions of (a) to the knowledge of the Stockholder, any applicable federal, state, local or foreign laws, (b) such

Seller's or Stockholder's respective Charter, By-Laws or operating agreement, as the case may be, or (c) any provision of, or result in a default or acceleration of any obligation under, or result in any change in the rights or obligations of such Seller or the Stockholder under, any Lien, contract, agreement, license, lease, instrument, indenture, order, arbitration award, judgment, or decree to which such Seller or the Stockholder is a party or by which any of them is bound, or to which any property of such Seller or the Stockholder is subject.

     3.3 SUBSIDIARIES. Each Seller represents and warrants that it has no Subsidiaries.

     3.4 SELLER FINANCIAL STATEMENTS. Attached hereto as SCHEDULE 3.4 are unaudited consolidating balance sheets as of June 30, 2003 (collectively, the "Seller Financial Statements") for each Seller. The Seller Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby. The Stockholder represents and warrants that the Seller Financial Statements fairly present the financial condition and the results of operation of each Seller and that there are no assets of the Sellers that are not included in the Seller Financial Statements, except for assets of any Seller that are not required by GAAP to be included in the Seller Financial Statements.

     3.5  ABSENCE OF CERTAIN CHANGES. Except as otherwise disclosed in SCHEDULE
3.5 attached hereto, since June 30, 2003, there has not been:

          (a) any material change in the business, operations, assets, liabilities, prospects or condition (financial or otherwise) of any Seller;

          (b) any obligation or liability incurred by a Seller other than obligations and liabilities incurred in the ordinary course of business for an amount not more than $5,000 in each case or $15,000 in the aggregate;

          (c) any Lien placed on any of the Sellers' properties or assets which remains in existence on the date hereof or any payment or discharge of a material Lien or liability of the Sellers not disclosed on the Seller Financial Statements or incurred in the ordinary course of business;

          (d) any purchase, sale, lease, assignment, transfer or other disposition, or any agreement or other arrangement for the purchase, sale, lease, assignment, transfer or other disposition, of any part of the Sellers' properties or assets, other than purchases for and sales from inventory in the ordinary course of business, except for fixed assets purchased or other capital expenditures made in amounts not exceeding $5,000 for any single item and $25,000 in the aggregate for all such items;

          (e) any damage, destruction or loss, whether or not covered by insurance, adversely affecting a Seller's properties, assets or business;

          (f) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, any Equity Security of a Seller, or any direct or

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indirect redemption, purchase or other acquisition by a Seller of any of its own
Equity Securities, or any issuance by a Seller of any Equity Security;

          (g) any labor trouble or claim of unfair labor practices involving a Seller; any change in the employment contracts of or compensation payable or to become payable by a Seller to any of its current or former officers, directors, employees, consultants, or agents, or any bonus payment, loan or arrangement made to or with respect to any of such officers, directors, employees, consultants, or agents; or any change in coverage vesting, or benefits available under any Plan;

          (h) any change with respect to a Seller's management or supervisory personnel;

          (i) any contracts, licenses, leases or agreements entered into by a Seller which are outside the ordinary course of business or which obligate such Seller for more than $5,000 in any one case or more than $25,000 in the aggregate or any cancellation, termination, modification, or acceleration by any party to any contract, license, lease or agreement involving more than $10,000 to which any such Seller is a party or by which any of them is bound;

          (j) any amendment or other change (or any authorization to make such an amendment or change) to such Seller's Charter or By-Laws, except as required in connection with the consummation of the transactions contemplated hereby;

          (k) any postponement or delay in payment of any accounts payable or other liability of such Seller except in the ordinary course of business consistent with prior practices;

          (l) any cancellation, waiver, compromise or release of any right or claim either involving more than $10,000 or outside the ordinary course of business consistent with prior practices;

          (m) any other occurrence, action, failure to act or transaction involving a Seller other than transactions in the ordinary course of business consistent with prior practices.

     3.6  TITLE, SUFFICIENCY AND CONDITION OF ASSETS. Except as disclosed in
SCHEDULE 3.6 hereto, each Seller has good and marketable title to, or a valid leasehold interest in, all of the Purchased Assets, free and clear of all Liens, and free of any material infractions or non-compliance with applicable laws and regulations (collectively, "Defects") and the sale and delivery of the Purchased Assets to Buyer pursuant hereto shall vest in Buyer good and marketable title thereto, free and clear of any and all Liens or Defects, other than as disclosed in SCHEDULE 3.6 hereto or as may be created by Buyer. The Stockholder and each Seller shall each, prior to the Closing, use their best efforts to cure at their expense any Defect identified by Buyer. Each Seller owns or leases all property and assets necessary for the conduct of their respective businesses as such businesses are presently conducted and are proposed to be conducted, and all such property and assets are included in the Purchased Assets. To the knowledge of the Stockholder and except as disclosed in SCHEDULE 3.6 hereto, all tangible properties and assets owned or leased by such Seller and contained in the Purchased Assets are in good operating

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condition and repair, ordinary wear and tear excepted, have been well maintained, and conform with all applicable laws, statutes, ordinances, rules and regulations.

     3.7 INTELLECTUAL PROPERTY. All patents, patent applications, proprietary designs, copyrights, trade names, servicemarks, trademarks and trademark applications and proprietary know how which are currently owned by or licensed to each Seller are listed in SCHEDULE 3.7 attached hereto ("Intellectual Property"). Except as set forth in SCHEDULE 3.7, the Intellectual Property is all of the intellectual property necessary for the operation of the Business as it is currently conducted. All of each Seller's patents, patent applications and trademarks have been registered in, filed in or issued by the United States Patent Office or the corresponding offices of other countries identified in
SCHEDULE 3.7, and have been properly maintained and renewed in accordance with all applicable laws and regulations in the United States and each such country. To the knowledge of the Stockholder, all of the issued patents within the Intellectual Property are currently in compliance with applicable formal legal requirements (including payment of filing, examination or maintenance fees) and are valid and enforceable. Except as set forth in SCHEDULE 3.7 and to the knowledge of the Stockholder, the Intellectual Property's use does not require the consent of or payment to any other Person. To the knowledge of the Stockholder and except as set forth in SCHEDULE 3.7, the Intellectual Property is freely transferable and owned exclusively by each Seller, free and clear of any Liens. To the knowledge of the Stockholder and except as set forth in
SCHEDULE 3.7, (a) no other Person has an interest in or right or license to use, or the right to license any other Person to use, any of the Intellectual Property, (b) there are no claims or demands of any other Person pertaining thereto and no proceedings have been instituted, or are pending or, to the knowledge of the Stockholder, threatened, which challenge any Seller's rights in respect thereof, (c) none of the Intellectual Property is being infringed by another Person or is subject to any outstanding order, decree, ruling, charge, injunction, judgment or stipulation, and (d) no Claim has been made or, to the knowledge of the Stockholder, is threatened charging such Seller with infringement of any adversely held Intellectual Property. With respect to all know-how that is included as part of the Intellectual Property, to the knowledge of the Stockholder, each Seller has taken all reasonable precautions to protect the secrecy, confidentiality and value of such know-how (including the enforcement by each Seller of a policy requiring each employee or contractor to execute proprietary information and confidentiality agreements substantially in the form of such Seller's standard form, a copy of which has been provided to Buyer).

     3.8 CONTRACTS. Except for contracts, commitments, leases, licenses, plans and agreements described in SCHEDULE 3.8 attached hereto, no Seller is a party to or subject to:

          (a) any plan or contract regarding or providing for bonuses, pensions, options, stock purchases, deferred compensation, severance benefits retirement payments, profit sharing, stock appreciation, collective bargaining or the like, or any contract or agreement with any labor union;

          (b) any employment or consulting contract or contract for personal services not terminable at will by such Seller without penalty to the Seller;

          (c) any contract or agreement for the purchase of any commodity, product, material, supplies, equipment or other personal property, or for the receipt of any service, other than purchase orders entered into in the ordinary course of business for less than $5,000 each and which in the aggregate do not exceed $25,000;

          (d) any contract or agreement for the purchase or lease of any fixed asset, whether or not such purchase or lease is in the ordinary course of business, for a price in excess of $5,000;

          (e) any contract or agreement for the sale of any commodity, product, material, equipment, or other personal property, or the furnishing by such Seller of any service, other than contracts with customers entered into in the ordinary course of business;

          (f) any contract or agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier, or for periodic minimum purchases of a particular product from a supplier;

          (g) any contract or agreement concerning a partnership or joint venture with one or more Persons;

          (h) any confidentiality agreement or any non-competition agreement or other contract or agreement containing covenants limiting such Seller's freedom to compete in any line of business or in any location or with any Person;

          (i)  any license agreement (as licensor or licensee);

          (j) any contract or agreement with the Stockholder or any present or former officer, director, consultant, agent or stockholder of such Seller or with any Affiliate of any of them;

          (k) any loan agreement, indenture, note, bond, debenture or any other document or agreement evidencing a capitalized lease obligation or Indebtedness to any Person;

          (l) any agreement of guaranty, indemnification, or other similar commitment with respect to the obligations or liabilities of any other Person (other than lawful indemnification provisions contained in the Charters and By-Laws of such Seller); or

          (m) any other agreement or contract (or group or related agreements or contracts) under which the consequences of a default or termination could have a Material Adverse Effect or the performance of which involves consideration paid or received by the Seller in excess of $5,000.

     Copies of all such contracts, commitments, plans, leases, licenses and agreements have been provided to Buyer prior to the execution of this Agreement, and all such copies are true, correct and complete and have been subject to no amendment, extension or other modification as of the date hereof, except such as are described in SCHEDULE 3.8. Except as listed and described in SCHEDULE 3.8, none of the Sellers, or to the knowledge of the Stockholder, any other Person, is in default under any such contract, commitment, plan, lease, license or agreement and each such contact, commitment, plan, lease, license or agreement is in full force and effect and is valid and enforceable in accordance with its terms.

     3.9 COMPLIANCE WITH LAWS. Each Seller has conducted and is conducting its business in compliance with applicable federal, state, local or foreign laws, statutes, ordinances, regulations, rules or orders or other requirements of any governmental, regulatory or administrative agency or authority or court or other tribunal relating to it. None of the Sellers are now charged with, and to the knowledge of the Stockholder, is not now under investigation with respect to, any possible violation of any applicable law, statute, ordinance, regulation, rule, order or requirement relating to any of the foregoing. Each Seller has all licenses, permits, franchises, orders, approvals, accreditations, written waivers and other authorizations as are necessary in order to enable it to own and conduct its business as currently conducted and as proposed to be conducted and to occupy and use its real and personal properties without incurring any material liability ("Necessary Permits"), except for such licenses, permits, franchises, orders, approvals, accreditations, written waivers and other authorizations as would not reasonably be expected to have a Material Adverse Effect. Except as set forth in SCHEDULE 3.9, no registration, filing, application, notice, transfer, consent, approval, order, qualification, waiver or other action of any kind is required by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby to effect the transfer to Buyer of such Necessary Permits. To the knowledge of the Stockholder, each Seller is in full compliance with the terms and conditions of all Necessary Permits.

     3.10 LITIGATION. Except as disclosed on SCHEDULE 3.10 attached hereto, (a) there is no Claim pending or, to the knowledge of the Stockholder, threatened (or, to the knowledge of the Stockholder, any facts which could lead to such a Claim) by, against, affecting or regarding the Business or the Sellers or the Stockholder or their respective businesses, properties or assets, at law or in equity, before any federal, state, local or foreign court or any other governmental or administrative agency or tribunal or any arbitrator or arbitration panel, and (b) there are no judgments, orders, rulings, charges, decrees, injunctions, notices of violation or other mandates against or affecting the Business or the Sellers or the Stockholder with respect to the businesses, properties or assets of a Seller. Nothing listed on SCHEDULE 3.10, either individually or when aggregated with other listings on such Schedule, would reasonably be expected to have a Material Adverse Effect.

     3.11 TAXES, EMPLOYEE BENEFITS AND ENVIRONMENTAL.

          (a) The Stockholder is not aware of any dispute or Claim concerning any liability for Taxes of any Seller.

          (b) No Seller has a profit sharing, 401(k), disability, medical, dental, severance pay, vacation pay, sick pay, deferred compensation, incentive compensation, fringe benefit, stay-with-bonus, change of control agreement, or other employee benefit plan, program, or agreement (other than stock option plans), including without limitation, any employee benefit plan as defined in section 3(3) of ERISA, which is maintained or contributed to by a Seller, or under which such Seller has any liability or contingent liability.

          (c) The use and operation by each Seller and by all past owners and operators, of all facilities and properties used in the business of each Seller have been, and will be on the Closing Date, in compliance in all material respects with all Environmental Laws, and no Environmental Action has been filed, commenced, or, to the knowledge of the Sellers and the Stockholder, threatened with or against any of them alleging any failure so to comply.

     3.12 DISCLOSURE OF MATERIAL INFORMATION. This Agreement (including the Schedules and Exhibits hereto) does not contain, with respect to each Seller or the Stockholder, any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. There is no fact known to the Stockholder which has or would reasonably be expected in the future to result in a Material Adverse Effect and which has not been set forth in this Agreement or previously disclosed in writing to the Buyer.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to each Seller and the Stockholder as follows:

     4.1 ORGANIZATION AND QUALIFICATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own, use or lease its properties and to conduct its business as such properties are owned, used or leased and as such business is conducted.

     4.2 AUTHORITY. Buyer has the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Buyer have been duly and validly authorized and approved by all necessary corporate action on the part of Buyer, and this Agreement constitutes the legal and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Assuming the accuracy of the representations and warranties of the Sellers and the Stockholder hereunder and to the best knowledge of Buyer, the entering into of this Agreement by Buyer does not, and the consummation by Buyer of the transactions contemplated hereby will not, violate the provisions of (a) any applicable laws of the United States or any other state or jurisdiction in which Buyer does business, (b) the Charter or By-Laws of Buyer or (c) any provision of, or result in a default or acceleration of any obligation under, or result in any change in the rights or obligations of Buyer under, any mortgage, Lien, lease, agreement, contract, instrument, order, arbitration award, judgment, or decree to which Buyer is a party or by which Buyer is bound, or to which any property of Buyer is subject.

     4.3 BROKERS. Neither Buyer nor anyone acting on its behalf has engaged, retained or incurred any liability to any broker, investment banker, finder or agent or has agreed to pay any brokerage fees, commissions, finder's fees or other fees with respect to the purchase of

Purchased Assets, the issuance of the Consideration Shares, this Agreement or the transactions contemplated hereby.

     4.4 BUYER FINANCIAL STATEMENTS. Attached hereto as SCHEDULE 4.4 are the following financial statements (collectively the "Buyer Financial Statements"): unaudited consolidated balance sheets and statements of income, changes in stockholders' equity and cash flow as of and for the fiscal year ended December 31, 2002 of the Buyer. The Buyer Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Buyer as of such dates and the results of operations of the Buyer for such periods, are correct and complete, and are consistent with the books and records of the Buyer, except that the Buyer Financial Statements may not contain all footnotes required by GAAP and are subject to normal year-end audit adjustments.

     4.5 FINANCIAL CONDITION. Since the date of the Buyer Financial Statements, there have been no subsequent events having a material adverse effect on Buyer's business, results of operations or financial condition. Buyer represents that as of the date of this Agreement, it currently has in excess of $50 million in a combination of cash, cash equivalents and amounts committed under investor subscription agreements.

     4.6 ONE CLASS OF STOCK. Buyer has one class of capital stock outstanding, and Buyer's certificate of incorporation, as amended or restated through the date hereof, authorizes no class of capital stock senior to the Buyer's Common Stock in terms of liquidation, dividend or redemption rights.

     4.7 LITIGATION. Except as disclosed on SCHEDULE 4.7 attached hereto, (a) there is no Claim pending or, to the knowledge of the Buyer, threatened (or, to the knowledge of the Buyer, any facts which could lead to such a Claim) by, against, affecting or regarding the Buyer or its business, properties or assets, at law or in equity, before any federal, state, local or foreign court or any other governmental or administrative agency or tribunal or any arbitrator or arbitration panel that would reasonably be expected in the future to have a Material Adverse Effect, and (b) there are no judgments, orders, rulings, charges, decrees, injunctions, notices of violation or other mandates against or affecting the Buyer with respect to the business, properties or assets of the Buyer.

     4.8 DISCLOSURE OF MATERIAL INFORMATION. This Agreement (including the Schedules and Exhibits hereto) does not contain, with respect to the Buyer, any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

                                    ARTICLE V

                                    COVENANTS

     5.1 COVENANTS OF THE SELLERS AND THE STOCKHOLDER. Each Seller and the Stockholder shall keep, perform and fully discharge the following covenants and agreements:

          (a) INTERIM CONDUCT OF BUSINESS. From the date hereof until the Closing, each Seller shall operate its business consistent with prior practice immediately before the date hereof and in the ordinary course of business (except as may be authorized pursuant to this Agreement or as set forth on SCHEDULE 5.1(a) hereto). Without limiting the generality of the foregoing, from the date hereof until the Closing, except for transactions contemplated by this Agreement or expressly approved in writing by Buyer, no Seller shall:

               (i) enter into or amend any employment, bonus, severance, or retirement contract or arrangement, or increase any compensation payable or to become payable to any person other than in the ordinary course of business consistent with prior practice;

               (ii) purchase, lease or otherwise acquire any real estate or any interest therein;

               (iii) declare, set aside or pay any dividend or make any other distribution with respect to any Equity Security or authorize for issuance, issue, sell or deliver any of its own Equity Securities or split, combine or reclassify any class of Equity Security or redeem or otherwise acquire, directly or indirectly, any of its Equity Securities;

               (iv) merge or consolidate with or agree to merge or consolidate with, or purchase or agree to purchase all or substantially all of the assets of, acquire securities of or otherwise acquire any Person;

               (v) sell, lease or otherwise dispose of or agree to sell, lease or otherwise dispose of any of its assets, properties, rights or claims, whether tangible or intangible, except in the ordinary course of business consistent with prior practice;

               (vi) incur any liability, guaranty or obligation (fixed or contingent) other than in the ordinary course of business consistent with prior practice or make any investment in excess of $5,000, whether singly or in the aggregate, in property, plant and equipment and other items of capital expenditure;

               (vii) place or permit to be placed any Lien on any of its assets or properties, other than statutory Liens arising in the ordinary course of business;

               (viii) make or authorize any amendments or changes to its Charter or By-Laws; or

               (ix) abandon any part of its business not abandoned as of the date hereof.

          (b) ACCESS. Each Seller shall, upon reasonable notice, give Buyer and its representatives full and free access to all properties, assets, books, contracts, commitments and records of such Seller during reasonable business hours and shall promptly furnish Buyer with all financial and operating data and other information as to the history, ownership, Affiliates, business, operations and properties of such Seller as Buyer may from time to time reasonably request.

          (c) TRANSFER OF NECESSARY PERMITS. From and after the date hereof through to the Closing Date and following the Closing, each Seller will use reasonable commercial efforts to effect the transfer to Buyer of all of the Necessary Permits and all other permits, licenses (except the DFCI License Agreement), and leases which are associated with the Business as presently conducted, to the extent the same are by their terms transferable.

          (d) RETAINED LIABILITIES. From and after the date hereof through to the Closing Date and following the Closing, each Seller agrees to pay, perform and fully discharge all of the Retained Liabilities.

          (e) SATISFACTION OF CONDITIONS. Each Seller and the Stockholder shall use their best efforts to accomplish the satisfaction of the conditions precedent to Closing contained in Section 6.1 herein on or prior to the Closing Date.

          (f) NO SOLICITATION, CONFIDENTIALITY, ETC. Prior to the termination of this Agreement pursuant to Article VII hereof, no Seller or the Stockholder will (i) solicit or negotiate with respect to any inquiries or proposals relating to (x) the possible direct or indirect acquisition of any Equity Security of any Seller or of all or a portion of the Purchased Assets or Business or (y) any merger, consolidation, joint venture or business combination with any Seller or (ii) discuss or disclose either this Agreement or other confidential information pertaining to any Seller with any Person (except as may be required by law or except as may be required in connection with the transactions contemplated by this Agreement to Affiliates, officers, directors, employees and agents of such Seller or any stockholder) without the prior written approval of Buyer. Buyer acknowledges that the prior distribution of material regarding the Sellers to interested parties shall not be deemed to violate this Section 5.1(g). The Sellers and the Stockholder shall advise such parties of the existence of this Agreement and shall refrain from entering into further discussions with such parties concerning the sale of any Seller to the extent otherwise prohibited by this Section 5.1(g).

          (g) ACCURACY OF REPRESENTATIONS AND WARRANTIES. Without the prior written consent of Buyer, the Stockholder and each Seller will not take any action from the date hereof to the Closing Date, whether as an officer, director or stockholder of such Seller or otherwise, that would cause any representation or warranty of such Seller or the Stockholder contained in this Agreement to become untrue or cause the breach of any agreement hereof or covenant contained herein. The Stockholder and each Seller will promptly bring to the attention of Buyer any facts which come to its attention that would cause any of the representations and warranties of such Seller or the Stockholder to be untrue or materially misleading in any respect.

          (h) TAX MATTERS. The Stockholder shall be responsible for and shall cause to be prepared and duly filed all Tax Returns relating to Taxes of each Seller.

     5.2 COVENANTS OF BUYER, THE SELLERS AND THE STOCKHOLDER. The parties hereto hereby agree to keep, perform and fully discharge the following covenants and agreements:

          (a) WAIVER OF COMPLIANCE WITH THE BULK SALES ACT. In connection with the transactions contemplated hereby, the parties hereby waive compliance with the provisions of Article 6 of the Uniform Commercial Code - Bulk Transfers and the Bulk Sales Act and any other applicable United States, Mexican, state or provincial bulk sales act or statute ("Bulk Sales Acts"). Each Seller shall remove any and all Liens against the Purchased Assets as a result of payments made by such Seller to others. Each Seller and the Stockholder, severally but not jointly, shall indemnify and hold the Buyer harmless from and against any and all liabilities under the Bulk Sales Acts.

          (b) BUY-BACK OPTION. If, within thirty (30) months following the Closing Date, Buyer has not initiated clinical trials for a Kava Product, then Kava shall have the option to repurchase the Kava IP from Buyer for the sum of Seven Hundred Fifty Thousand Dollars ($750,000) in cash (the "Buy-Back Option"). The Buyer shall deliver a written notice to Kava or any of its authorized assignees or designees within one month after the start of any such clinical trial for a product derived from the Kava IP. Kava shall be permitted to assign the Buy-Back Option to the Stockholder or any member or designee of Stockholder upon providing written notice to Buyer. The Buy-Back Option shall be exercisable by Kava or any of its authorized assignees or designees for a period of three
(3) months after said thirty (30) month period ends by providing written notice of exercise to Buyer. If Kava or any of its authorized assignees or designees fails to provide such notice within such period, the Buy-Back Option shall terminate and be of no further force or effect. The Buyer agrees to notify Kava, or its assignee, when this clinical trial requirement has been satisfied.

     5.3  ADDITIONAL COVENANTS.

          (a) CUSTOMERS AND OTHER BUSINESS RELATIONSHIPS. After the Closing, Sellers will cooperate with Buyer in its efforts to continue and maintain for the benefit of Buyer those business relationships of Seller existing prior to the Closing and relating to the Business to be operated by Buyer after the Closing, including relationships with lessors, regulatory authorities, licensors, customers, suppliers and others, and Sellers will use reasonable commercial efforts to satisfy the Retained Liabilities in a manner that is not detrimental to any of such relationships. After the Closing, Sellers will refer to Buyer all inquiries relating to the Business. Neither Seller nor any of its officers, agents or shareholders shall take any action that would reasonably be expected to diminish the value of the Purchased Assets after the Closing or that would interfere with the business of Buyer to be engaged in after the Closing, including disparaging the name or business of Buyer.

          (b) FURTHER ASSURANCES. The parties shall cooperate reasonably with each other and with their respective representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (i) furnish upon request to each other such further information; (ii) execute and deliver to each other such other documents; and
(iii) do such other acts and things, all as the other Party may reasonably request as is necessary to carry out the intent of this Agreement and the transactions contemplated hereby.

     5.4 COVENANTS OF BUYER. The Buyer hereby agrees to keep, perform and fully discharge the following covenants and agreements:

          (a) PROGRESS REPORTS. Beginning twelve months after the Closing Date and annually thereafter, Buyer shall submit to Stockholder a progress report summarizing Buyer's activities related to the development and testing of products relating to the Kava IP, CG IP and the SinglePixel IP and the obtaining of governmental approvals necessary for marketing same.

          (b) ROYALTY REPORT. After the first commercial sale anywhere in the world of a Kava Product or CG Product, Buyer shall make quarterly royalty reports to Stockholder for such Kava Product or CG Product (as the case may be) no later than forty-five (45) days after the end of each such quarter. Each such royalty report will cover Buyer's most recently completed calendar quarter and shall include the units sold, gross revenue and royalties payable by Buyer to the Sellers, or any of their assignees, itemized by product.

          (c) RIGHT TO AUDIT. Buyer shall keep full and accurate books and records in sufficient detail so that all amounts due and payable to any Seller or the Stockholder hereunder can be properly determined. Such books and records shall be preserved for at least three years from the date of entry to which they pertain. Such books and records shall be open to inspection at any reasonable time during business hours not more often than once each calendar year by an independent certified public accountant selected by the Stockholder for the sole purpose of verifying reports and payments hereunder. Such independent certified public accountant shall report the findings of his or her inspection to the Stockholder but shall under no circumstances report any information other than information related to the accuracy of such reports and payments. All fees and expenses of such inspection shall be borne by the Stockholder; provided that, if such inspection determines that gross revenue reported to Stockholder pursuant to Section 5.4(b) of this agreement is understated in any quarter by five percent (5%) or more, then Buyer shall bear all the fees and expenses of such inspection.

                                   ARTICLE VI

                               CLOSING CONDITIONS

     6.1 CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent, subject to a bring-down of the disclosure schedules.

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. Each of the representations and warranties of the Sellers and the Stockholder contained in this Agreement shall remain true and correct in all material respects at the Closing Date as fully as if made on the Closing Date (other than the representations and warranties that contain an express materiality qualification, which shall be true and correct in all respects); each Seller and the Stockholder shall have performed in all material respects, on or before the Closing Date, all of its respective obligations under this Agreement and the other Purchase Documents which by the terms thereof are to be performed on or before the Closing Date; and each Seller and the Stockholder shall have delivered to Buyer an Officer's Certificate dated the Closing Date of such Seller and the Stockholder to such effect.

          (b) PURCHASE PERMITTED BY APPLICABLE LAWS; LEGAL INVESTMENT. Buyer's purchase of and payment for the Purchased Assets (a) shall not be prohibited by any applicable law or governmental order, rule, ruling, regulation, release or interpretation (b) shall not constitute a fraudulent or voidable conveyance under any applicable law and (c) shall be permitted by all applicable laws, statutes, ordinances, regulations and rules of the jurisdictions to which Buyer is subject.

          (c) PROCEEDINGS SATISFACTORY. All proceedings taken in connection with the purchase and sale of the Purchased Assets, all of the other Purchase Documents and all documents and papers relating thereto, shall be in form and substance reasonably satisfactory to Buyer.

          (d) CONSENTS - PERMITS. Each Seller shall have received (and there shall be in full force and effect) all material consents (except with respect to the DFCI License Agreement), approvals, licenses, permits, orders and other authorizations of, and shall have made (and there shall be in full force and effect) all such filings, registrations, qualifications and declarations with, any Person pursuant to any applicable law, statute, ordinance regulation or rule or pursuant to any agreement, order or decree to which such Seller is a party or to which it is subject, in connection with the transactions contemplated by this Agreement and the sale of the Purchased Assets.

          (e)  CORPORATE DOCUMENTS. Each Seller shall have delivered to Buyer:

               (i) an Officer's Certificate of the Secretary of each Seller and the managing member of the Stockholder certifying (x) the incumbency and genuineness of signatures of all officers of the Stockholder and the Sellers, as the case may be, executing this Agreement, any document delivered by the Stockholder and the Sellers at the Closing and any other document, instrument or agreement executed in connection herewith, (y) the truth and correctness of resolutions of the Sellers and the Stockholder authorizing the entry by the Sellers and the Stockholder into this Agreement and the transactions contemplated hereby and (z) the truth, correctness and completeness of the By-Laws of the Sellers and the Stockholder;

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               (ii)    the certificate of formation of the Stockholder and the
Charter of each Seller certified as of a recent date by the Secretary of State of the State of Delaware; and

               (iii) certificates of corporate good standing and legal existence of each of the Stockholder and each Seller as of a recent date from the Secretary of State of the State of Delaware.

          (f) BILLS OF SALE. Each Seller shall have executed and delivered to the Buyer a Bill of Sale in the form of EXHIBIT A attached hereto.

          (g) INSTRUMENTS OF ASSUMPTION. The Buyer and each Seller shall have executed and delivered an Instrument of Assumption in the form of EXHIBIT B attached hereto.

          (h) TRANSFER OF NECESSARY PERMITS. All of the Necessary Permits (except any Permit with respect to the DFCI License Agreement) shall have been transferred to or obtained by Buyer on or before the Closing Date

          (i) NON-COMPETITION AGREEMENTS. Each Seller and the Stockholder shall have executed and delivered to Buyer non-competition, non-solicitation and non-disclosure agreements in substantially the form of EXHIBIT C attached hereto (the "Non-Competition Agreements").

          (j) PATENT ASSIGNMENTS. Each Seller shall have executed and delivered to Buyer a patent assignment in substantially the form of EXHIBIT D attached hereto (the "Patent Assignments").

     6.2 CONDITIONS TO OBLIGATIONS OF THE SELLERS AND THE STOCKHOLDER. The obligations of each Seller and the Stockholder to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

          (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Buyer in this Agreement shall remain true and correct in all material respects at the Closing Date as fully as if made on the Closing Date (other than the representations and warranties that contain an express materiality qualification, which shall be true and correct in all respects, and Buyer shall, on or before the Closing Date, have performed, in all material respects, all of its obligations under this Agreement and the Other Purchase Documents which by the terms thereof are to be performed by it on or before the Closing Date; and Buyer shall have delivered an Officer's Certificate to counsel for the Sellers dated the Closing Date to such effect.

          (b) LICENSE GRANT BY BUYER. Buyer shall have executed and delivered to Kava an exclusive, perpetual, assignable, fully paid-up, royalty-free license to use the Kava IP solely for liquid beverages (including "shooters") in substantially the form of EXHIBIT E attached hereto (the "Kava Pharmaceutical License Agreement").

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                                   ARTICLE VII

                                   TERMINATION

          7.1 TERMINATION OF AGREEMENT. This Agreement and the transactions contemplated hereby may (at the option of the party having the right to do so) be terminated at any time on or prior to the Closing Date by:

          (a)  MUTUAL CONSENT. By mutual written consent of Buyer and a Seller;

          (b) COURT ORDER. By Buyer, a Seller or the Stockholder if any court of competent jurisdiction shall have issued an order pursuant to the request of a third party restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

          (c) FAILURE TO CLOSE BY JANUARY 31, 2004. By Buyer or the Stockholder if the transactions contemplated hereby shall not have been consummated on or before January 31, 2004, PROVIDED, HOWEVER, that such right to terminate this Agreement shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the transactions contemplated hereby to be consummated on or before such date;

          (d) TERMINATION BY STOCKHOLDER. By the Stockholder upon notice to Buyer at any time prior to the Closing Date, if (i) a condition to the performance of a Seller set forth in Section 6.2 hereof shall not be fulfilled at the time specified for the fulfillment thereof, (ii) a material default under or a material breach of this Agreement shall be made by Buyer, or (iii) any representation or warranty set forth in this Agreement or in any instrument delivered by Buyer pursuant hereto shall be materially false or misleading; or

          (e) TERMINATION BY BUYER. By Buyer by notice to a Seller at any time prior to the Closing Date, if (i) a condition to the performance of Buyer set forth in Section 6.1 hereof shall not be fulfilled at the time specified for the fulfillment thereof, (ii) a default under or a breach of this Agreement shall be made by such Seller or the Stockholder, or (iii) any representation set forth in this Agreement or in any instrument delivered by such Seller or the Stockholder pursuant hereto shall be false or misleading.

          7.2 EFFECT OF TERMINATION AND RIGHT TO PROCEED. If this Agreement is terminated pursuant to this Article VII, then except as provided below, all further obligations of Buyer, such Seller(s) and the Stockholder under this Agreement shall terminate without further liability of Buyer or any Affiliate thereof to the Stockholder or such Seller(s) or of the Stockholder or such Seller(s) to Buyer or any Affiliate thereof, except with respect to the obligations set forth in Sections 7.1, 9.1, 9.2 and 9.12, and except, in the case of termination pursuant to Section 7.1(d) or Section 7.1(e), as to liability for misrepresentation, breach or default in connection with any warranty, representation, covenant or obligation given, occurring or arising to the date of termination. In addition, anything in this Agreement to the contrary notwithstanding, if any of the conditions to obligations specified in Sections 5.1, 5.2 or 5.3

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hereof have not been satisfied, Buyer, in addition to any other rights which it may have, shall have the right to waive its rights to have such conditions satisfied and elect to proceed with the transactions contemplated hereby and, if any of the conditions to the obligations of a Seller and the Stockholder specified in Section 5.4 hereof have not been satisfied, such Seller and the Stockholders in addition to any other rights which may be available to them, shall have the right to waive their rights to have such conditions satisfied and elect to proceed with the transactions contemplated hereby.

                                  ARTICLE VIII

                                 INDEMNIFICATION

     8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each and every such representation and warranty set forth in this Agreement shall survive until the first anniversary of the Closing Date, except for representations and warranties relating to the Intellectual Property, which shall survive until the second anniversary of the Closing Date.

     8.2 INDEMNIFICATION BY THE SELLERS AND THE STOCKHOLDER. Each Seller and the Stockholder shall indemnify, defend and hold Buyer, its officers, directors, employees, owners, agents and Affiliates, harmless from and in respect of any and all losses, damages, costs and expenses of any kind and nature whatsoever (including, without limitation, interest and penalties, reasonable expenses of investigation and court costs, reasonable attorneys' fees and disbursements and the reasonable fees and disbursements of other professionals) which may be sustained or suffered by any of them (collectively, "Losses"), arising out of, resulting from or pertaining to any breach or inaccuracy of any representation or warranty or the breach of or failure to perform any warranty, covenant, undertaking or other agreement of a Seller or the Stockholder contained in this Agreement or any other Purchase Document; PROVIDED, HOWEVER, that the maximum liability of a Seller and the Stockholder pursuant to this Section 8.2 shall be limited to the Purchase Price and all other payments received by such Seller and the Stockholder hereunder.

     8.3 INDEMNIFICATION BY BUYER. Buyer shall indemnify, defend and hold each of the Sellers and the Stockholder, their respective officers, directors, employees, consultants, owners, agents and Affiliates, harmless from and in respect of any and all Losses which may be sustained or suffered by any of them arising out of or resulting from any breach or inaccuracy of any representation or warranty or the breach of or failure to perform any warranty, covenant, undertaking or other agreement of Buyer contained in this Agreement or any other Purchase Document.

     8.4 MINIMUM INDEMNIFICATION; MATERIALITY. Notwithstanding anything to the contrary contained herein, no party hereto shall be entitled to recover from any other party unless and until the total of all claims for indemnity or damages with respect to any inaccuracy or breach of any such representations or warranties or breach of or default in the performance of any covenants, undertakings or other agreements, whether such claims are brought under this
Article VIII or otherwise, exceeds $50,000, in which case such parties shall be entitled to recover the total amount of such claims.

                                       24
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     8.5  NOTICE AND OPPORTUNITY TO DEFEND. If there occurs an event which a party asserts is an indemnifiable event pursuant to Section 8.2 or 8.3, the parties seeking indemnification shall promptly notify the other parties obligated to provide indemnification (collectively, the "Indemnifying Party"). If such event involves (a) any Claim or (b) the commencement of any action, suit or proceeding by a third person, the party seeking indemnification will give such Indemnifying Party prompt written notice of such Claim or the commencement of such action, suit or proceeding, PROVIDED, HOWEVER, that the failure to provide prompt notice as provided herein will relieve the Indemnifying Party of its obligations hereunder only to the extent that such failure prejudices the Indemnifying Party hereunder. In case any such action, suit or proceeding shall be brought against any party seeking indemnification and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it desires to do so, to assume the defense thereof, with counsel reasonably satisfactory to such party seeking indemnification and, after notice from the Indemnifying Party to such party seeking indemnification of such election so to assume the defense thereof, the Indemnifying Party shall not be liable to the party seeking indemnification hereunder for any attorneys' fees or any other expenses, in each case subsequently incurred by such party, in connection with the defense of such action, suit or proceeding. The party seeking indemnification agrees to cooperate fully with the Indemnifying Party and its counsel in the defense against any such action, suit or proceeding. In any event, the party seeking indemnification shall have the right to participate at its own expense in the defense of such action, suit or proceeding. In no event shall an Indemnifying Party be liable for any settlement or compromise effected without its prior consent. If, however, the party seeking indemnification refuses its consent to a BONA FIDE offer of settlement which the Indemnifying Party wishes to accept (which must include the unconditional release of the parties seeking indemnification from all liability with respect to the Claim at issue), the party seeking indemnification may continue to pursue such matter, free of any participation by the Indemnifying Party, at the sole expense of the party seeking indemnification. In such event, the obligation of the Indemnifying Party to the party seeking indemnification shall be equal to the lesser of (i) the amount of the offer or settlement which the party seeking indemnification refused to accept plus the costs and expenses of such party prior to the date the Indemnifying Party notifies the party seeking indemnification of the offer of settlement and (ii) the actual out-of-pocket amount the party seeking indemnification is obligated to pay as a result of such party's continuing to pursue such matter.

                                   ARTICLE IX

                                  MISCELLANEOUS

     9.1 FEES AND EXPENSES. Each of the parties hereto will pay and discharge its own expenses and fees in connection of with the negotiation of and entry into this Agreement and the consummation of the transactions contemplated hereby.

     9.2 NOTICES. All notices, requests, demands, consents and communications necessary or required under this Agreement or any other Purchase Document shall be made in the manner specified, or, if not specified, shall be delivered by hand or sent by registered or certified mail, return receipt requested, or by telecopy (receipt confirmed) to:

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

     if to Buyer:

               Synta Pharmaceuticals Corp.
               45 Hartwell Ave.
               Lexington, MA 02421
               Attention: Chief Executive Officer
               Facsimile Transmission Number: (781) 274-8228

     with a copy to:

               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center
               Boston, MA 02111
               Attention: Jeffrey Wiesen, Esq.
               Facsimile Transmission Number: (617) 542-2241

     if to CG, Kava or SinglePixel:

               Peregrine Financial Corporation
               84 State Street
               Boston, MA 02109
               Attention: Todd Klibansky
               Facsimile Transmission Number: (617) 523-2289

     with a copy to:

               Testa, Hurwitz & Thibeault, LLP
               125 High Street
               Boston, MA 02105
               Attention: Rufus King, Esq.
               Facsimile Transmission Number: (617) 248-7282

     if to Stockholder:

               CMAC, LLC
               84 State Street
               Boston, MA 02109
               Attention: Todd Klibansky
               Facsimile Transmission Number: (617) 523-2289

     with a copy to:

               Testa, Hurwitz & Thibeault, LLP
               125 High Street
               Boston, MA 02105
               Attention: Rufus King, Esq.
               Facsimile Transmission Number: (617) 248-7282

     All such notices, requests, demands, consents and other communications shall be deemed to have been duly given or sent two (2) days following the date on which mailed, or on the date on which delivered by hand or by facsimile transmission (receipt confirmed), as the case may be, and addressed as aforesaid.

     9.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly set forth herein, all covenants and agreements set forth in this Agreement and made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the successors and assigns of such party, whether or not so expressed, except that the Sellers and the Stockholder may not assign or transfer, other than to the Stockholder or any Affiliate of Stockholder, any of their respective rights or obligations under this Agreement without the consent in writing of Buyer.

     9.4 COUNTERPARTS, ETC. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement. If any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason in any jurisdiction, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that each of parties' rights and privileges shall be enforceable to the fullest extent permitted by law, and any such invalidity, illegality and unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     9.5  TAX MATTERS.

          (a) Each Seller will timely file all federal, state, local and foreign tax reports and returns for any period which ends on or prior to the Closing Date and which are required to be filed to reflect the operations of such Seller. All such reports and returns shall be submitted to Buyer for review at least thirty (30) days prior to filing such reports and returns. Buyer shall be entitled to participate in the preparation of such reports and returns. All such reports and returns will be prepared and filed using tax accounting methods and principles which are substantially consistent with those used in the returns and reports of taxes for such Seller for preceding tax periods unless Buyer agrees otherwise. Any item of income, deduction or credit to be included in any such tax return or report shall be based on the permanent records (including work papers) of such Seller. Buyer shall prepare and file on behalf of such Seller all federal, state, local and foreign tax reports and returns for any period which ends after the Closing Date and which are required to be filed to reflect the operations of such Seller attributable to a period prior to the Closing Date.

          (b) All refunds of taxes attributable to any or all years or periods (or portions thereof) ending prior to the Closing Date or attributable to any taxable year or period which ends at or after the Closing Date, to the extent that the refund is attributable to the operations of such

Seller up to the Closing Date (as determined on the basis of the permanent records of such Seller), shall belong to and be retained by such Seller.

          (c) The parties hereto shall, and shall cause such Seller to, provide such necessary information as any other party hereto may reasonably request in connection with the preparation of such parties' Tax Returns, or to respond to or contest any audit, prosecute any claim for refund or credit or otherwise satisfy any requirements relating to Taxes of such Seller.

          (d) Each Seller shall pay all real property transfer Taxes, sales Taxes, stock transfer Taxes, documentary stamp Taxes, recording charges and other similar Taxes resulting from, arising under or in connection with the transfer of the Purchased Assets or any other related transaction under the Agreement.

          (e) The obligations of each Seller set forth in the Agreement relating to Taxes shall, except as otherwise agreed in writing, be unconditional and absolute and shall remain in effect without limitation as to time or amount of recovery by Buyer until thirty (30) days after the expiration of the applicable statute of limitations governing the Taxes to which such obligations relate (after giving effect to any agreement extending or tolling such statute of limitations).

     9.6 GOVERNING LAW. THIS AGREEMENT, INCLUDING THE VALIDITY HEREOF AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY IN SUCH STATE (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

     9.7 ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits referred to herein, is complete, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof, and all inducements to the making of this Agreement relied upon by all the parties hereto, have been expressed herein or in said Schedules or Exhibits. This Agreement, including the Schedules and Exhibits referred to herein, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof. None of the provisions of this Agreement, including the Schedules and Exhibits referred to herein, is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. This Agreement may not be amended except by an instrument in writing signed on behalf of each Seller, Buyer and the Stockholder.


                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF the parties hereto have executed this Asset Purchase Agreement under seal as of the date first set forth above.

ATTEST:                             SYNTA PHARMACEUTICALS CORP.


/s/ WENDY E. RIEDER                 By: /s/ SAFI BAHCALL
-----------------------                -----------------------
                                      Chief Executive Officer


ATTEST:                             CANCER GENOMICS, INC.


                                    By: /s/ TODD KLIBANSKY
----------------------------           -----------------------
                                       Treasurer


ATTEST:                             KAVA PHARMACEUTICALS, INC.


                                    By:  /s/ TODD KLIBANSKY
----------------------------           -----------------------
                                      Treasurer


ATTEST:                             SINGLEPIXEL BIOMEDICAL, INC.


                                    By:  /s/ TODD KLIBANSKY
----------------------------           -----------------------
                                      Treasurer


ATTEST:                             CMAC, LLC


                                    By:  /s/ TODD KLIBANSKY
----------------------------           -----------------------
                                      Treasurer

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